Exhibit 10.56

                         ADAM WHOLESALERS OF NITRO, INC.



      This agreement of Lease made this 1st day of JANUARY by and between GEORGE E. THURNER, JR., HELEN HATFIELD, WILLIAM A. THURNER (hereinafter collectively called "Lessors") and ADAM WHOLESALERS OF NITRO, INC. AN OHIO CORPORATION (Hereinafter called "Lessee").


                              W I T N E S S E T H:


1. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor the real estate described in Exhibit A attached hereto together with all improvements located thereon.

2. The term of the Lease shall be five (5) years commencing with the 1st day of JANUARY, 1995 and ending with the 31st day of DECEMBER, 1999.

3. Lessee shall pay to Lessor as rent for the lease premises the sum of sixty four thousand, nine hundred and ninety two ($64,992) a year, payable in advance on the first day of every month during the term hereof in installments of FIVE THOUSAND, FOUR HUNDRED SIXTEEN DOLLARS ($5,416).

4.    In addition to said rental as provided above:

     (a) The lessee covenants and agrees to pay promptly when due, all taxes and assessments of every kind and nature levied, assessed or payable upon the real estate and improvements thereon, which are the subject of this Lease, together with all business taxes, assessments, levies, license fees, water rents, sewer rents, excises, franchises, penalties and charges, of whatever nature of kind which are now or may hereafter be levied, assessed, charged or imposed or become payable during the term of this Lease by any government of political body, corporation or unit, or which may become alien upon the property, or upon the leasehold interest, or which are, or may hereafter be levied, assessed or charged by reason of the use or occupancy of the premises under this lease.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the day and year aforesaid.

SIGNED AND ACKNOWLEDGED

IN THE PRESENCE OF:                       LESSOR:


                                          /s/ George E. Thurner, Jr.
                                          ---------------------------------
                                          George E. Thurner, Jr,
                                          THURNER - HATFIELD - THURNER


                                          /s/ William A. Thurner
                                          ---------------------------------
                                          William A. Thurner
                                          THURNER - HATFIELD - THURNER



                                          LESSEE:


                                          Adam Wholesalers of Nitro, Inc.
                                          ----------------------------------


                                          By: /s/ George E. Thurner, Jr.
                                              ------------------------------
                                                George E. Thurner, Jr.
                                                President
                                                ADAM WHOLESALERS, INC.


                                          By: /s/ Robin F. Hughes
                                              -------------------------------
                                                Robin F. Hughes,  Vice President
                                                ADAM WHOLESALERS, INC.

STATE OF OHIO          )
                       )  SS
COUNTY OF HAMILTON     )

      BE IT REMEMBERED, that, on this 1ST DAY OF JANUARY, 1995, before me, the subscriber, a Notary Public in and for said county and State, personally came George E. Thurner, Jr.; Helen Hatfield; William A. Thurner as Lessors in the foregoing Lease, and acknowledge the signing of said instrument to be their voluntary act and deed for the uses and purposes herein mentioned.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

                                          Catherine Knose-Keller
                                          -----------------------------
                                          Notary Public

STATE OF OHIO          )
                       )  SS
COUNTY OF HAMILTON     )

      BE IT REMEMBERED, that, on this 1st day of JANUARY, 1995, before me, the subscriber, a Notary Public in and for said County and State, personally came the above-named Lessee, Adam Wholesalers of NITRO, Inc., by George E. Thurner, Jr its President and Robin F. Hughes its Vice President who acknowledged the signing of the foregoing Lease to be the voluntary act and deed of said corporation as such Lessee, and of themselves as the duly authorized officers thereof, for the uses and purposes therein mentioned.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

                                          Catherine Knose-Keller
                                          ---------------------------
                                          Notary Public

                         Adam Wholesalers of Nitro, Inc.

                                 Lease Exhibit A




      WITNESSETH: That, in consideration of the rents, covenants and conditions hereinafter set forth on the part of Lessee to be paid, performed and observed, Lessor does hereby LET, LEASE and DEMISE unto Lessee all of that certain parcel of land, together with the improvements thereon and the appurtenances thereunto belonging, situate in Pocatalico District, Putnam County, West Virginia, being a part of Plot 11 of Area "M" of the Nitro Reservation as shown on a map designated as "Map of U.S. explosives Plant C, Showing Plots #1 to #25 Remaining Unsold" prepared by C.R. Connor, C.E., dated September 11, 1929, recorded in the office of the Clerk of the County Court of Putnam County, West Virginia, in Map Book 2, at pages 30 to 37 inclusive, which tract is more particularly bounded and described as follows:

            Beginning at an old concrete monument located in the northwesterly right of way line of a 40 foot roadway known as McJunkin Road, which monument marks the easterly common corner of the parcel herein conveyed with a 1.67 acre tract of land owned by F.M.C., Inc; thence running N. 68(0) 02' W. 525.00 feet to an iron pin; thence running N. 21(0) 48' E.
      398.50 feet to an iron pin; thence running S. 68(0) 12' E. 525.00 feet to an iron pin located in the northwesterly right of way line of McJunkin Road; thence running with McJunkin Road, S. 21(0) 48' W. 400.00 feet to the place of beginning, containing 4.812 acres, as laid out and shown on a map entitled "Map Showing Part of 92,865 Acre Trace Located in Pocatalico District, Putnam County, W. Va.", recorded in the office of the Clerk of the County Court of Putnam County, West Virginia.

          ASSIGNMENT AND ASSUMPTION AND MODIFICATION OF LEASE AGREEMENT



      This Assignment and Assumption of Lease Agreement (the "Agreement") made this 19th day of February, 1999 by and among George E. Thurner, Jr., Helen Hatfield and William A. Thurner (the "Lessor"), Adam Wholesalers of Nitro, Inc. (the "Assignor") and Morgan Products Ltd. (the "Assignee") (which may in the future do business under the name of Adam Wholesalers, Inc.).

      WHEREAS, Assignor is the Lessee under that certain lease dated January 1, 1995 (the "Lease") by and between the Lessor and Assignor for premises located at McJunkin Road, Nitro, West Virginia and as more particularly described in the Lease;

      WHEREAS, the Lessor and Assignee have entered into that certain asset purchase agreement (the "Purchase Agreement") dated as of December 22, 1998; and

      WHEREAS, pursuant to the Purchase Agreement and this Agreement, Assignee is assuming Assignor's interest as Lessee in the Lease; and

      WHEREAS, Lessor, Assignor and Assignee desire to modify certain terms of the Lease; and

      WHEREAS, Assignor desires to assign its interest under the Lease to Assignee, and Assignee desires to accept such assignment on the terms and conditions set forth herein.

      NOW, THEREFORE, the parties hereby amend and modify the terms of the Lease as follows below; and


      NOW, THEREFORE, in consideration of their mutual covenants hereafter set forth and other good and valuable consideration paid by Assignee to Assignor, the receipt of which is hereby acknowledged by Assignor, Assignor assigns, grants, transfers and sets over all of its right, title, claim and interest in and under the Lease to Assignee and its successors and assigns.

      TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof, subject to the terms and conditions contained in the Lease.


   1. Assignor hereby assigns all of its right, title and interest in the Lease to Assignee, and Assignee hereby assumes the performance and observance of all the terms, covenants and conditions of the Lease to be performed or observed by Assignor from and after the date hereof.


   2. Paragraph 4 b. is deleted in its entirety and the following substituted therefor:

            "Lessee covenants and agrees that during the term of this Lease it will, at Lessee's own cost and expense, carry extended coverage "all risk" insurance on the demised premises in an amount not less than the full replacement value of all structures erected on said premises, insuring said structures against loss, destruction or damage by fire or other casualty. Lessee shall also carry comprehensive general liability insurance for bodily or personal injury to, illness of, or death of persons and damage to property occurring in on, or about the demised premises with limits which are commercially reasonable. All of Lessee's insurance policies shall name Lessor as an additional insured. If demised premises shall be damaged or destroyed by fire or other casualty, then Lessee, at its sole cost and expense shall repair and restore the same to such condition as approximately existed immediately prior to such loss, damage or destruction. Lessee's repair and restoration shall be subject to then applicable legal requirements.

If an event of casualty occurs within two (2) years of the expiration of the term of this Lease, the Lessee may elect not to repair and restore the demised premises and to cancel and terminate the Lease. Such election shall be made within thirty (30) days from the date of casualty. In the event Lessee elects to terminate the Lease, Lessee shall assign its insurance proceeds to the Lessor provided that the insurance proceeds are sufficient to repair and restore the demised premises.

   3. Paragraph 4 c. of the Lease is hereby amended by adding the following thereto:

            "Lessor shall make necessary repairs and replacements to the roof and to the structural portions of the foundation and exterior walls of the demised, provided that the repairs are not made necessary by the act or omission of Lessee, its employees, agents or invitees, nor by reason of Lessee's making repairs, alterations and improvements to the Building. In addition, Lessor's obligation shall be limited to all such costs in excess of $10,000.00 during any calendar year. For example, if the roof is in need of repair or replacement and the costs therefor is $30,000.00, Lessee shall be responsible for $10,000.00 of the cost, and Lessor shall be responsible for $20,000.00 of the cost. After the completion of any such repair, Lessee shall pay its share of such costs within ten (10) days after receipt of invoice from Lessor."

   4. Lessor, Assignor and Assignee further agree to the addition of the following provisions to the Lease:

            7. That at any time and from time to time, Lessee's interest under this Lease may be assigned and re-assigned upon notice to the Lessor but without requiring the Lessor's consent thereto provided that the Assignee remains liable under the Lease.

            8. In addition to any other covenants or obligations of Lessor under this Lease, Lessor covenants and agrees as follows: That Assignee, upon payment of the rent above reserved, and upon the due performance of the covenants and agreements herein contained, shall and may at all times peaceably and quietly have, hold and enjoy the demised premises for the remaining Term of this Lease without any manner or hindrance or molestation from Lessor or anyone claiming under Landlord.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day, month and year first above written.

                                         ASSIGNOR:

                                         ADAM WHOLESALERS, INC.

                                         By: /s/ George E. Thurner, Jr.
                                             ----------------------------
                                             Name:  George E. Thurner, Jr.
                                             Title: President

                                         ASSIGNEE:

                                         MORGAN PRODUCTS LTD.

                                         By: /s/ Larry R. Robinette
                                             ----------------------------
                                             Name:  Larry R. Robinette
                                             Title: President & CEO

CONSENTED TO:

LESSOR

ADAM WHOLESALERS, INC.

By: /s/ George E. Thurner, Jr.
     ----------------------------
    Name:  George E. Thurner, Jr.
    Title: President